Exhibit 99.1

Mercury General Corporation Announces First Quarter Results and Declares Quarterly Dividend

LOS ANGELES, April 29, 2019 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today for the first quarter of 2019:

Consolidated Highlights

	Three Months Ended March 31,		Change
	2019	2018	$	%
(000's except per-share amounts and ratios)
Net premiums earned	$870,245	$808,084	$62,161	7.7
Net premiums written (1) (2)	$916,448	$861,267	$55,181	6.4

Net income (loss)	$135,867	$(42,607)	$178,474	NM
Net income (loss) per diluted share (3)	$2.45	$(0.77)	$3.22	NM

Operating income (1)	$48,119	$3,794	$44,325	1,168.3
Operating income per diluted share (1)	$0.87	$0.07	$0.80	1,142.9
Catastrophe losses net of reinsurance (4)	$5,000	$9,000	$(4,000)	(44.4)
Combined ratio (5)	97.3%	103.8%	—	(6.5) pts

NM = Not Meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP"), are defined in "Information Regarding GAAP and Non-GAAP Measures" and are reconciled to the most directly comparable GAAP measures in "Supplemental Schedules."

(2)

The Company, which predominantly offers six-month personal automobile insurance policies, reintroduced twelve-month  personal automobile policies for new business in its largest insurance subsidiary, Mercury Insurance Company ("MIC"), in March 2018. Twelve-month policies are generally sold for twice the price of six-month policies. MIC's net premiums written from twelve-month policies was approximately $76 million and $31 million for the three months ended March 31, 2019 and 2018, respectively.

(3)	The dilutive impact of incremental shares is excluded from net loss position for the three months ended March 31, 2018 in accordance with GAAP.
(4)

Gross catastrophe losses due to the catastrophe events that occurred during the three months ended March 31, 2019 totaled approximately $11 million resulting primarily from winter storms in California, and no reinsurance benefits were used for these losses. These losses were partially offset by favorable development of approximately $6 million on prior years' catastrophe losses, primarily resulting from reductions in the Company's retained portion of losses on the Camp and Woolsey Fires under the Company's catastrophe reinsurance treaty, after accounting for the assignment of subrogation rights and the re-estimation of reserves as part of normal reserving procedures (see Sale of Subrogation Rights below). The 2018 catastrophe losses were primarily due to winter storms and mudslides in California and winter storms in the states along the Atlantic Seaboard. There were no reinsurance benefits used for catastrophe losses incurred during the first three months of 2018.

(5)

The Company experienced unfavorable development of approximately $1 million and $43 million on prior accident years' loss and loss adjustment expense reserves for the three months ended March 31, 2019 and 2018, respectively. The majority of the unfavorable development in 2019 was attributable to higher than estimated automobile losses, partially offset by lower than estimated California homeowners losses largely due to reductions in the Company's retained losses on the Camp and Woolsey Fires, as described above and below. The majority of the unfavorable development in 2018 was attributable to higher than estimated California automobile losses resulting from severity in excess of expectations for bodily injury claims.

Investment Results

	Three Months Ended March 31,
	2019	2018
(000's except average annual yield)
Average invested assets at cost (1)	$3,888,592	$3,629,913
Net investment income (2)
Before income taxes	$34,174	$31,510
After income taxes	$30,254	$28,396
Average annual yield on investments - after income taxes	3.1%	3.1%

(1)

Fixed maturities and short-term bonds at amortized cost; equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each period.

(2)	Net investment income before and after income taxes increased mostly due to higher average invested assets.

Sale of Subrogation Rights

During the first quarter of 2019, the Company completed the sale of its subrogation rights related to the Camp and Woolsey Fires and the Thomas Fire (which was a component of the "2017 Southern California fires") to a third party. The Company's reinsurers were the primary beneficiaries of this transaction, as they had absorbed most of the losses under the terms of the Company's catastrophe reinsurance treaty. The Company benefited by approximately $10 million, before taxes, in the first quarter of 2019 from the sale of the subrogation rights, including adjustments made to the associated claims as a result of normal reserving procedures, reductions in the Company's retained portion of losses on the Camp and Woolsey Fires, and reduced reinstatement premiums recognized.

The Board of Directors declared a quarterly dividend of $0.6275 per share. The dividend will be paid on June 27, 2019 to shareholders of record on June 13, 2019.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com. The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific Time (1:00 P.M. Eastern Time) where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific Time and running through May 6, 2019. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 1286457. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. Certain statements contained in this report are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in the states where it operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in non-California states; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; the ability of the Company to successfully manage its claims organization outside of California; the Company's ability to successfully allocate the resources used in the states with reduced or exited operations to its operations in other states; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs; and legal, cybersecurity, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2019.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS
(000's except per-share amounts and ratios)
(unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues:
Net premiums earned	$870,245	$808,084
Net investment income	34,174	31,510
Net realized investment gains (losses)	111,074	(58,735)
Other	2,250	2,325
Total revenues	1,017,743	783,184
Expenses:
Losses and loss adjustment expenses	630,416	632,234
Policy acquisition costs	148,413	140,984
Other operating expenses	67,489	65,399
Interest	4,256	4,266
Total expenses	850,574	842,883
Income (loss) before income taxes	167,169	(59,699)
Income tax expense (benefit)	31,302	(17,092)
Net income (loss)	$135,867	$(42,607)

Basic average shares outstanding	55,341	55,332
Diluted average shares outstanding	55,348	55,332

Basic Per Share Data
Net income (loss)	$2.46	$(0.77)
Net realized investment gains (losses), net of tax	$1.59	$(0.84)

Diluted Per Share Data
Net income (loss)	$2.45	$(0.77)
Net realized investment gains (losses), net of tax	$1.58	$(0.84)

Operating Ratios-GAAP Basis
Loss ratio	72.4%	78.2%
Expense ratio	24.8%	25.5%
Combined ratio (a)	97.3%	103.8%

(a)	Combined ratios for the three months ended March 31, 2019 and 2018 do not sum due to rounding.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES
CONDENSED BALANCE SHEETS AND OTHER INFORMATION
(000's except per-share amounts and ratios)

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $3,011,979; $2,969,541)	$3,077,373	$2,985,161
Equity securities (cost $577,263; $544,082)	616,500	529,631
Short-term investments (cost $367,837; $254,518)	367,351	253,299
Total investments	4,061,224	3,768,091
Cash	270,105	314,291
Receivables:
Premiums	579,963	555,038
Accrued investment income	43,936	45,373
Other	6,330	6,132
Total receivables	630,229	606,543
Reinsurance recoverables	114,500	221,088
Deferred policy acquisition costs	219,723	215,131
Fixed assets, net	155,844	153,023
Operating lease right-of-use assets	41,275	—
Current income taxes	27,051	38,885
Deferred income taxes	—	13,339
Goodwill	42,796	42,796
Other intangible assets, net	14,437	15,534
Other assets	29,536	45,008
Total assets	$5,606,720	$5,433,729

LIABILITIES AND SHAREHOLDERS' EQUITY
Loss and loss adjustment expense reserves	$1,787,612	$1,829,412
Unearned premiums	1,273,661	1,236,181
Notes payable	371,834	371,734
Accounts payable and accrued expenses	137,258	115,071
Operating lease liabilities	43,439	—
Deferred income taxes	6,166	—
Other liabilities	267,456	263,647
Shareholders' equity	1,719,294	1,617,684
Total liabilities and shareholders' equity	$5,606,720	$5,433,729

OTHER INFORMATION
Common stock shares outstanding	55,350	55,340
Book value per share	$31.06	$29.23
Statutory surplus (a)	$1.53 billion	$1.47 billion
Net premiums written to surplus ratio (a)	2.32	2.38
Debt to total capital ratio (b)	17.9%	18.8%
Portfolio duration (including all short-term instruments) (a)(c)	3.7 years	4.0 years
Policies-in-force (company-wide "PIF") (a)
Personal Auto PIF	1,168	1,157
Homeowners PIF	613	600
Commercial Auto PIF	37	37

(a)	Unaudited.
(b)	Debt to Debt plus Shareholders' Equity (Debt at face value).
(c)	Modified duration reflecting anticipated early calls.

SUPPLEMENTAL SCHEDULES
(000's except per-share amounts and ratios)
(unaudited)
	Three Months Ended March 31,
	2019	2018

Reconciliations of Comparable GAAP Measures to Operating Measures (a)

Net premiums earned	$870,245	$808,084
Change in net unearned premiums	46,203	53,183
Net premiums written	$916,448	$861,267

Incurred losses and loss adjustment expenses	$630,416	$632,234
Change in net loss and loss adjustment expense reserves	(11,425)	(31,567)
Paid losses and loss adjustment expenses	$618,991	$600,667

Net income (loss)	$135,867	$(42,607)
Less: Net realized investment gains (losses)	111,074	(58,735)
Tax on net realized investment gains (losses) (b)	23,326	(12,334)
Net realized investment gains (losses), net of tax	87,748	(46,401)
Operating income	$48,119	$3,794

Per diluted share:
Net income (loss)	$2.45	$(0.77)
Less: Net realized investment gains (losses), net of tax	1.58	(0.84)
Operating income	$0.87	$0.07

Combined ratio	97.3%	103.8%
Effect of estimated prior periods' loss development	(0.2)%	(5.3)%
Combined ratio-accident period basis	97.1%	98.5%

(a)	See "Information Regarding GAAP and Non-GAAP Measures" on page 7.
(b)	Federal statutory rate of 21%.

Information Regarding GAAP and Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Net income is the GAAP measure that is most directly comparable to operating income. Operating income is net income excluding realized investment gains and losses, net of tax. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized investment gains and losses. Realized investment gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of the Company's business. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net income to operating income.

Net premiums earned, the most directly comparable GAAP measure to net premiums written, represents the portion of premiums written that is recognized as revenue in the financial statements for the periods presented and earned on a pro-rata basis over the term of the policies. Net premiums written is a statutory financial measure which represents the premiums charged on policies issued during a fiscal period less any applicable reinsurance. Net premiums written is designed to determine production levels and is meant as supplemental information and not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of net premiums earned to net premiums written.

Incurred losses and loss adjustment expenses is the most directly comparable GAAP measure to paid losses and loss adjustment expenses. Paid losses and loss adjustment expenses excludes the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of incurred losses and loss adjustment expenses to paid losses and loss adjustment expenses.

Combined ratio is the most directly comparable measure to combined ratio-accident period basis. Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and prior accident periods' loss development ratio. Management believes that combined ratio-accident period basis is useful to investors and it is used to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace the GAAP combined ratio. It should be read in conjunction with the GAAP financial results. See "Supplemental Schedules" above for a reconciliation of GAAP combined ratio to combined ratio-accident period basis.

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060, www.mercuryinsurance.com